Nexeo Solutions Announces Brian A. Selmo as New Director THE WOODLANDS, Texas, September 15, 2017 (GLOBE NEWSWIRE) -- Nexeo Solutions, Inc. (NASDAQ:NXEO), a leading global chemicals and plastics distributor, announced the appointment of Brian A. Selmo to its Board of Directors. This appointment expands the Board of Directors to ten directors. Mr. Selmo is a Partner and Portfolio Manager at First Pacific Advisors, LLC. “We are pleased to have Brian join the Board of Directors,” said Nexeo Solutions’ Chairman of the Board, Dan F. Smith. “FPA’s long-term interest in the business and Brian’s vast experience across numerous industries will be invaluable to our company.” “I look forward to working with the Board of Directors to help advance Nexeo's objectives and create value for shareholders,” said Brian A. Selmo. About Nexeo Solutions, Inc. Nexeo Solutions is a leading global chemicals and plastics distributor, representing products from world-class producers to a diverse customer base. From product specification to sustainable solutions, the Company goes beyond traditional logistics to provide value-added services across many industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare, automotive and 3D printing. The Company leverages a centralized technology platform to identify efficiencies and create solutions to unlock value for suppliers and customers. Learn more at www.nexeosolutions.com. ### FOR FURTHER INFORMATION PLEASE CONTACT Media Relations, Nexeo Solutions Tel: +1.281.297.0851, Media.Relations@nexeosolutions.com Investor Relations, Nexeo Solutions Tel: +1.281.297.0856, Investor.Relations@nexeosolutions.com